K-KITZ, INC.

Sales Invoice

1.           General.  This transaction, unless covered by an existing written contract between Customer and K-Kitz, shall be governed by and subject to the following terms and conditions.  Any terms or conditions contained in Customer's acknowledgement of this Sales Invoice which are different from or in addition to the provisions hereof shall be void and of no force and effect, unless incorporated into a writing signed by Customer and K-Kitz.

2.           Taxes.  Customer shall reimburse K-Kitz the amount of any and all federal, state, local or foreign taxes (excluding K-Kitz's income taxes), duties and other charges paid by K-Kitz with respect to the production, sale, transportation, delivery and use of the goods covered by this Sales Invoice.

3.           Contingencies.  Neither party shall be liable to the other for failure or delay in performance hereunder to the extent that such failure or delay is due to acts of God, fire, flood, explosion, sabotage, war, accident, labor dispute or shortage, equipment breakdown, governmental laws, ordinances, rules, regulations or rulings (whether valid or invalid), inability to obtain equipment or fuel, or any other similar or different contingency beyond such party's reasonable control, or if occasioned by partial or complete suspension of operations at any of such party's facilities.  In the event of delay or default in delivery caused by a contingency beyond K-Kitz's reasonable control, K-Kitz shall have the right to allocate in a fair and reasonable manner among its customers and K-Kitz's own requirements its available supply of goods available at the time of such contingency.

4.           WARRANTY AND DISCLAIMER.  K-KITZ WARRANTS THAT THE GOODS SOLD UNDER THIS SALES INVOICE SHALL MEET THE SPECIFICATIONS SET FORTH HEREIN, OR, IF NO SPECIFICATIONS ARE SET FORTH, THAT THE GOODS SHALL MEET K-KITZ'S STANDARD SPECIFICATIONS.  OTHER THAN THE FOREGOING, K-KITZ MAKES NO GUARANTY OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THOSE OF INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT, MERCHANTABILITY OR SUITABILITY OF THE GOODS FOR ANY SPECIFIC PURPOSE, EVEN IF THAT PURPOSE IS KNOWN TO K-KITZ.

5.           Limitation of Liability and Remedies.  K-Kitz shall not be liable on any claim under or arising out of a breach of the terms and conditions of this Sales Invoice unless action thereon shall be brought within ten days from the date of delivery of goods covered by this Sales Invoice.  Customer's failure to notify K-Kitz shall constitute a waiver of all claims with respect to the goods, and in any event, use of the goods shall be deemed to constitute satisfactory performance on the part of the K-Kitz.  K-Kitz's liability under this Sales Invoice shall be limited to replacement of goods not meeting the specifications set forth herein (or, if applicable, K-Kitz's standard specifications) or refund of the purchase price thereof, at K-Kitz's option.  In no event shall K-Kitz be liable for any incidental or consequential damages.

6.           Indemnification.  Customer will indemnify K-Kitz against all claims, actions, suits, losses, judgments, awards, damages of any nature and expense (including attorneys' fees and other legal expenses) arising out of or in any manner resulting from Customer's unloading, storage, handling or use of the goods covered by this Sales Invoice, except for the portion of damages attributable to K-Kitz's breach of the limited warranty set forth in this Sales Invoice.  This indemnity shall survive termination of this contract.

7.           Waiver.  Any failure by K-Kitz to enforce any of the terms and conditions of this Sales Invoice shall not constitute a waiver of any other term or condition.

8.           Governing Law.  The terms and conditions of this Sales Invoice shall be governed by the law of the State of Ohio.  The validity in whole or in part of any of the terms and conditions of sale shall not affect the validity of any other terms and conditions.

9.           Assignment.  Customer shall have no right to assign its rights or interest under this Sales Invoice without prior written permission of K-Kitz.